SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization) 150 Independence Drive	61-1430858 (I.R.S. Employer Identification No.)
Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective pursuant
to General Instruction A.(c), please
check the following box. ☐	If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective pursuant
to General Instruction A.(d), please
check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-111904

(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered None	Name of Each Exchange on Which Each Class is to be Registered None

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Common Stock, par value $0.001 per share

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE

Item 1: Description of Registrant’s Securities to be Registered

     The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-111904 ) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission on January 14, 2004, as amended, and the description under the heading “Description of Capital Stock” relating to the Common Stock in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2: Exhibits

     The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

2.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1.

3.	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ultra Clean Holdings, Inc.
By:	/s/ Clarence L. Granger
	Name:	Clarence L. Granger
	Title:	Chief Executive Officer

Date: March 23, 2004

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